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                                                                   EXHIBIT 10.10

                                AMENDMENT NO. 1

                                      TO

                             EMPLOYMENT AGREEMENT

          This Agreement (referred to as "Amendment No. 1") is an amendment to the Employment Agreement dated as of the 1st day of May 1998 by and among Charles Auster (the "Executive") and International Exchange Networks, Ltd., a Delaware corporation (the "Company") and is made and entered into as of June 1, 1999 between the Company and the Executive.

                            Introductory Statement

     The Company and the Executive are parties to an Employment Agreement dated as of the 1st day of May 1998 (the "Existing Agreement"). Section 11.3 of the Existing Agreement provides that any term of the Existing Agreement may be made only by an instrument in writing and signed by the party against whom enforcement is sought and, in the case of the Company, authorized by resolution of its Board of Directors. The Company and the Executive wish to amend the Existing Agreement as set forth in this Amendment No.1, and the Company has authorized this Amendment No.1 by resolution of its Board of Directors.

     In consideration of the premises, the Company and the Executive hereby agree that the Existing Agreement shall be amended in the following respects, and, as amended hereby, shall continue in full force and effect:

1. Section 2 of the Existing Agreement shall be amended to read in its entirety as follows:

          2.   Employment; Term. The Company agrees to employ the Executive, and
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     the Executive hereby agrees to accept such employment by the Company, on the terms and conditions set forth herein. The parties hereto agree that such employment shall not be on an "at-will" basis, but shall be governed by the terms and conditions of this Agreement during the Term (as defined herein) of this Agreement. Unless sooner terminated in the manner hereinafter provided, the term of this Agreement shall commence on the date of this Agreement and shall expire on May 31, 2003 (the "Initial Term"); Provided, however, that this Agreement shall automatically be extended by
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     one day each day, unless either party shall notify the other that the
     Agreement shall not be so extended, in which event the expiration date shall be fixed at the fourth (4th) anniversary of the date of such notice (the Initial Term, plus any extensions thereof, hereinafter referred to as the "Term").

2. Section 4.1 of the Existing Agreement shall be amended to read in its entirety as follows:

               4.1  Base Salary. The Company shall pay the Executive during the
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     Term a base salary at an annual rate of $210,000 per annum, payable in accordance with the standard payroll practices of the Company ("Base Salary"). It is understood that the Base Salary shall be the Executive's minimum annual compensation during

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     the Term. The Base Salary shall be reviewed annually by the Board, or the
     Compensation Committee of the Board, and may be increased (but not decreased) at its discretion.

3. Section 5.2(b) of the Existing Agreement shall be amended to read in its entirety as follows:

               (b) In the Event that the Executive's employment with the Company is terminated by the Executive prior to the expiration of the Term for Good Reason, or by the Company prior to the expiration of the Term other than by reason of (i) the Executive's resignation, (ii) death, (iii) Disability or (iv) the Executive's discharge by the Company for Cause, subject to the Executive's compliance with Sections 6, 7 and 8, the Company shall (i) pay the Executive in one lump sum his Base Salary for one year (the "Severance Period"), and (ii) pay to the Executive as a Bonus for the year in which such termination occurred, in lieu of any Bonus that otherwise would have been payable during the Severance Period had such termination of employment not occurred, 50% of the Executive's then-current Base Salary.

     The Company and Executive hereby stipulate that the damages which may be incurred by the Executive as a consequence of any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments provided for in this Agreement constitute a reasonable estimate under the circumstances of, and are in full satisfaction of, all damages sustained as a consequence of any such termination of employment, without any requirement of proof of actual damage and without regard to the Executive's efforts, if any, to mitigate damages. The Company and the Executive further agree that the Company may condition the payments (if any) due this Section on the receipt of the Executive's resignation from any and all positions which he holds as an officer, director or committee member with respect to the Company, or any Subsidiary or Affiliate thereof.

          IN WITNESS WHEREOF, the Executive has hereunto set his hand, and the Company has caused this Amendment No. 1 to be executed in its name by an officer thereunto duly authorized, all as of the day and year first above written.


                                             /s/ Charles F. Auster
                                             ___________________________________
                                             Charles F. Auster


                                             INTERNATIONAL EXCHANGE
                                             NETWORKS, LTD.

                                                 /s/ David A. Walsh
                                             By ________________________________
                                                  Name:  David A. Walsh
                                                  Title: Chief Executive Officer

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